Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Third Quarter 2013 Results and Increases Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves payment of its regular quarterly dividend of $0.15 per common share and a dividend of $10 million ($0.22 per share) under its return of capital program for a total dividend of $0.37 per share to be paid on December 20, 2013 to shareholders of record on November 27, 2013

•                  The fourth quarter 2013 $0.37 per share dividend represents an increase of 164% from the third quarter 2013 dividend of $0.14 per share that was paid on September 25, 2013

•                  Service revenue for Q3 2013 of $87.8 million — an increase of 2.3% from $85.8 million for Q2 2013 and an increase of 2.1% from Q2 2013 on a constant currency basis — an increase of 10.2% from $79.7 million for Q3 2012 and an increase of 9.2% from Q3 2012 on a constant currency basis

•                  Foreign exchange positively impacted revenue growth from Q2 2013 to Q3 2013 by $0.2 million and positively impacted revenue growth from Q3 2012 to Q3 2013 by $0.8 million

•                  Traffic increased by 16% from Q2 2013 to Q3 2013 and increased by 93% from Q3 2012

•                  EBITDA, as adjusted, for Q3 2013 of $30.7 million — an increase of 3.6% from $29.6 million for Q2 2013 and an increase of 17.3% from $26.2 million for Q3 2012

•                  EBITDA, as adjusted, margin increased by 50 basis points to 35.0% for Q3 2013 from 34.5% for Q2 2013 and increased by 210 basis points from 32.9% for Q3 2012

•                  Cash and cash equivalents totaled $304.8 million at Q3 2013 including the $69.9 million of net proceeds from the August 2013 issuance of $65.0 million of secured senior notes

•                  38,639 customer connections were on the Cogent network at the end of Q3 2013 — an increase of 4.3% from 37,057 customer connections at the end of Q2 2013 and an increase of 15.1% from 33,582 customer connections at the end of Q3 2012

[WASHINGTON, D.C. November 8, 2013] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced  service revenue of $87.8 million for the three months ended September 30, 2013, an increase of 2.3% from $85.8 million for the three months ended June 30, 2013 and an increase of 10.2% from $79.7 million for the three months ended September 30, 2012.  The impact of foreign exchange positively impacted service revenue growth from Q2

2013 to Q3 2013 by $0.2 million and positively impacted service revenue growth from Q3 2012 to Q3 2013 by $0.8 million.  On a constant currency basis, service revenue grew by 2.1% from Q2 2013 to Q3 2013 and increased by 9.2% from Q3 2012 to Q3 2013.

On-net revenue was $64.5 million for the three months ended September 30, 2013, an increase of 3.0% over $62.7 million for the three months ended June 30, 2013 and an increase of 11.0% over $58.1 million for the three months ended September 30, 2012. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities.

Off-net revenue was $22.8 million for the three months ended September 30, 2013, an increase of 0.7% over $22.6 million for the three months ended June 30, 2013 and an increase of 8.9% over $20.9 million for the three months ended September 30, 2012. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network.

Non-core revenue was $0.4 million for the three months ended September 30, 2013, $0.5 million for the three months ended June 30, 2013 and $0.6 million for the three months ended September 30, 2012.  Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 3.6% to $30.7 million for the three months ended September 30, 2013 from $29.6 million for the three months ended June 30, 2013 and increased 17.3% from $26.2 million for the three months ended September 30, 2012.   EBITDA, as adjusted, margin was 35.0% for the three months ended September 30, 2013, 34.5% for the three months ended June 30, 2013, and 32.9% for the three months ended September 30, 2012.

Basic and diluted net income per share was $0.05 for the three months ended September 30, 2013, $0.03 for the three months ended June 30, 2013 and $0.00 for the three months ended September 30, 2012.

Total customer connections increased 4.3% to 38,639 as of September 30, 2013 from 37,057 as of June 30, 2013 and increased 15.1% from 33,582 as of September 30, 2012.  On-net customer connections increased 4.5% to 33,310 as of September 30, 2013 from 31,876 as of June 30, 2013 and increased 15.5% from 28,839 as of September 30, 2012.  Off-net customer connections increased 3.3% to 4,886 as of September 30, 2013 from 4,728 as of June 30, 2013 and increased 14.7% from 4,258 as of September 30, 2012.  Non-core customer connections were 443 as of September 30, 2013, 453 as of June 30, 2013 and 485 as of September 30, 2012.

The number of on-net buildings increased by 34 on-net buildings to 1,955 on-net buildings as of September 30, 2013 from 1,921 on-net buildings as of June 30, 2013, and increased by 123 on-net buildings from 1,832 on-net buildings as of September 30, 2012.

Quarterly Dividend Payment and Additional Return of Capital Program Approved

On November 6, 2013, Cogent’s board approved a payment of a dividend of $0.15 per common share and an additional $10 million ($0.22 per share) dividend under its return of capital program for a total dividend of $0.37 per share payable on December 20, 2013 to shareholders of record on November 27, 2013.

Under Cogent’s return of capital program Cogent plans on returning an additional $10 million to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program will total at least $10 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  The program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 1.58 at September 30, 2013.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 8, 2013 to discuss Cogent’s operating results for the third quarter of 2013 and to discuss Cogent’s expectations for full year 2013.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services.  Cogent’s facilities-based, all-optical IP network backbone provides services in over 180 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

Metric ($ in 000’s, except share and per share data) – unaudited	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013

On-Net revenue	$56,750	$57,321	$58,138	$60,380	$61,678	$62,693	$64,548
% Change from previous Qtr.	-4.7%	1.0%	1.4%	3.9%	2.1%	1.6%	3.0%
Off-Net revenue	$19,501	$19,868	$20,912	$21,646	$22,309	$22,604	$22,767
% Change from previous Qtr.	3.0%	1.9%	5.3%	3.5%	3.1%	1.3%	0.7%

Non-Core revenue (1)	$637	$628	$606	$586	$566	$506	$446
% Change from previous Qtr.	1.1%	-1.4%	-3.5%	-3.3%	-3.4%	-10.6%	-11.9%
Service revenue — total	$76,888	$77,817	$79,656	$82,612	$84,553	$85,803	$87,761
% Change from previous Qtr.	-2.8%	1.2%	2.4%	3.7%	2.3%	1.5%	2.3%
Network operations expenses (2)	$34,255	$34,994	$36,375	$37,489	$37,154	$36,950	$37,327
% Change from previous Qtr.	2.6%	2.2%	3.9%	3.1%	-0.9%	-0.5%	1.0%
Selling, general and administrative expenses (3)	$20,188	$17,496	$17,109	$17,299	$19,106	$19,215	$19,772
% Change from previous Qtr.	12.9%	-13.3%	-2.2%	1.1%	10.4%	0.6%	2.9%
Depreciation and amortization expense	$15,239	$15,503	$15,610	$16,124	$15,874	$15,900	$16,024
% Change from previous Qtr.	0.1%	1.7%	0.7%	3.3%	-1.6%	0.2%	0.8%
Equity-based compensation expense	$1,238	$2,023	$2,530	$2,531	$2,514	$2,137	$2,061
% Change from previous Qtr.	-26.7%	63.4%	25.1%	0.0%	-0.7%	-15.0%	-3.6%
Operating income	$5,968	$7,801	$8,032	$9,169	$9,905	$11,601	$12,577
% Change from previous Qtr.	-45.2%	30.7%	3.0%	14.2%	8.0%	17.1%	8.4%
EBITDA, as adjusted (4)	$22,557	$25,338	$26,171	$28,548	$28,295	$29,638	$30,703
% Change from previous Qtr.	-19.0%	12.3%	3.3%	9.1%	-0.9%	4.7%	3.6%
EBITDA, as adjusted margin (4)	29.3%	32.6%	32.9%	34.6%	33.5%	34.5%	35.0%
Net (loss) income	$(2,090)	$(1,791)	$(94)	$(276)	$361	$1,607	$2,122
% Change from previous Qtr.	-138.5%	14.3%	-94.8%	193.6%	230.8%	345.2%	32.0%
Basic and diluted net (loss) income per common share	$(0.05)	$(0.04)	$(0.00)	$(0.01)	$0.01	$0.03	$0.05
% Change from previous Qtr.	-141.7%	20.0%	-100.0%	-100.0%	200.0%	200.0%	66.7%
Weighted average common shares — basic	45,241,418	45,313,804	45,377,732	45,492,847	45,537,607	46,040,692	46,171,194
% Change from previous Qtr.	0.4%	0.2%	0.1%	0.3%	0.1%	1.1%	0.3%
Weighted average common shares — diluted	45,241,418	45,313,804	45,377,732	45,492,847	46,435,677	46,769,184	46,823,167
% Change from previous Qtr.	-0.7%	0.2%	0.1%	0.3%	2.1%	0.7%	0.1%

Net cash provided by operating activities	$12,686	$19,471	$15,489	$32,297	$14,962	$22,703	$14,898
% Change from previous Qtr.	-53.5%	53.5%	-20.5%	108.5%	-53.7%	51.7%	-34.4%
Capital expenditures	$12,289	$10,575	$11,187	$10,286	$16,316	$12,455	$10,165
% Change from previous Qtr.	17.9%	-13.9%	5.8%	-8.1%	58.6%	-23.7%	-18.4%
Customer Connections — end of period
On-Net	26,246	27,471	28,839	29,875	30,914	31,876	33,310
% Change from previous Qtr.	2.9%	4.7%	5.0%	3.6%	3.5%	3.1%	4.5%
Off-Net	3,962	4,100	4,258	4,465	4,591	4,728	4,886
% Change from previous Qtr.	1.2%	3.5%	3.9%	4.9%	2.8%	3.0%	3.3%
Non-Core (1)	549	495	485	471	463	453	443
% Change from previous Qtr.	-2.8%	-9.8%	-2.0%	-2.9%	-1.7%	-2.2%	-2.2%
Total	30,757	32,066	33,582	34,811	35,968	37,057	38,639
% Change from previous Qtr.	2.5%	4.3%	4.7%	3.7%	3.3%	3.0%	4.3%
Other — end of period
Buildings On-Net	1,769	1,799	1,832	1,867	1,890	1,921	1,955
Employees	612	613	621	611	619	633	673

(1)          Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)          Excludes equity-based compensation expense of $83, $118, $166, $162, $155, $126 and $114 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, respectively.

(3)          Excludes equity-based compensation expense of $1,155, $1,905, $2,364, $2,369, $2,359,  $2,011 and $1,947 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013, and September 30, 2013, respectively.

(4)          See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains (losses) from asset related transactions of $112, $11, $(1), $724, $2 and $41 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012,  December 31, 2012, March 31, 2013 and September 30, 2013, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013

Net cash flows provided by operating activities	$12,686	$19,471	$15,489	$32,297	$14,962	$22,703	$14,898
Changes in operating assets and liabilities	3,053	(2,252)	3,965	(13,089)	5,365	(1,446)	6,771
Cash interest expense and income tax expense	6,706	8,108	6,718	8,616	7,966	8,381	8,993
Gains (losses) on asset related transactions	112	11	(1)	724	2	—	41
EBITDA, as adjusted	$22,557	$25,338	$26,171	$28,548	$28,295	$29,638	$30,703

Impact of foreign currencies (“constant currency” impact) on change in sequential quarterly service revenue

($ in 000’s) – unaudited	Q3 2013
Service revenue, as reported — Q3 2013	$87,761
Impact of foreign currencies on service revenue	(185)
Service revenue - Q3 2013, as adjusted (1)	$87,576
Service revenue, as reported — Q2 2013	$85,803
Constant currency increase from Q2 2013 to Q3 2013 - (Service revenue, as adjusted for Q3 2013 less service revenue, as reported for Q2 2013)	$1,773
Percent increase (Constant currency increase from Q2 2013 to Q3 2013 divided by service revenue, as reported for Q2 2013)	2.1%

(1)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended September 30, 2013 at the average foreign currency exchange rates for the three months ended June 30, 2013. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) on change in prior year quarterly service revenue

($ in 000’s) – unaudited	Q3 2013
Service revenue, as reported — Q3 2013	$87,761
Impact of foreign currencies on service revenue	(808)
Service revenue - Q3 2013, as adjusted (2)	$86,953
Service revenue, as reported — Q3 2012	$79,656
Constant currency increase from Q3 2012 to Q3 2013 - (Service revenue, as adjusted for Q3 2013 less service revenue, as reported for Q3 2012)	$7,297
Percent increase (Constant currency increase from Q3 2012 to Q3 2013 divided by service revenue, as reported for Q3 2012)	9.2%

(2)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended September 30, 2013 at the average foreign currency exchange rates for the three months ended September 30, 2012. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Net debt to trailing 12 months EBITDA, as adjusted, ratio

Under Cogent’s return of capital program Cogent plans on returning an additional $10 million to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program will total at least $10 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  The program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 1.58 at September 30, 2013 as shown below.

($ in 000’s) – unaudited	As of September 30, 2013
Cash and cash equivalents	$304,775
Debt
Capital leases — current portion	$8,572
Convertible notes — par value	$91,978
Capital leases — long term	$148,822
Senior secured notes — par value	$240,000
Total debt	$489,372
Total net debt	$184,597
Trailing 12 months EBITDA, as adjusted	$117,184
Total net debt to trailing 12 months EBITDA, as adjusted	1.58

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$304,775	$247,285
Accounts receivable, net of allowance for doubtful accounts of $1,905 and $3,083, respectively	28,703	23,990
Prepaid expenses and other current assets	12,843	9,978
Total current assets	346,321	281,253
Property and equipment, net	331,763	311,175
Deposits and other assets - $445 and $442 restricted, respectively	14,169	14,103
Total assets	$692,253	$606,531

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,176	$14,734
Accrued liabilities	23,935	26,519
Convertible senior notes - current portion, net of discount of $4,750	87,228	—
Current maturities, capital lease obligations	8,572	10,487
Total current liabilities	131,911	51,740
Senior secured notes, including premium of $5,710 and $0, respectively	245,710	175,000
Capital lease obligations, net of current maturities	148,822	127,461
Convertible senior notes, net of discount of $9,494	—	82,484
Other long term liabilities	10,775	10,067
Total liabilities	537,218	446,752
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,343,921 and 47,116,644 shares issued and outstanding, respectively	47	47
Additional paid-in capital	505,787	497,349
Accumulated other comprehensive income — foreign currency translation	1,541	667
Accumulated deficit	(352,340)	(338,284)
Total stockholders’ equity	155,035	159,779
Total liabilities and stockholders’ equity	$692,253	$606,531

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013 AND SEPTEMBER 30, 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012
	(Unaudited)	(Unaudited)
Service revenue	$87,761	$79,656
Operating expenses:
Network operations (including $114 and $166 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	37,441	36,541
Selling, general, and administrative (including $1,947 and $2,364 of equity-based compensation expense, respectively)	21,719	19,473
Depreciation and amortization	16,024	15,610
Total operating expenses	75,184	71,624
Operating income	12,577	8,032
Interest income and other, net	292	397
Interest expense	(10,568)	(9,015)
Income (loss) before income taxes	2,301	(586)
Income tax (provision) benefit	(179)	492
Net income (loss)	$2,122	$(94)

Comprehensive income:
Net income (loss)	$2,122	$(94)
Foreign currency translation adjustment	2,341	1,501
Comprehensive income	$4,463	$1,407

Net income (loss) per common share:
Basic and diluted net income (loss) per common share	$0.05	$(0.00)

Dividends declared per common share	$0.14	$0.10

Weighted-average common shares - basic	46,171,194	45,377,732

Weighted-average common shares - diluted	46,823,167	45,377,732

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND SEPTEMBER 30, 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
	(Unaudited)	(Unaudited)
Service revenue	$258,118	$234,360
Operating expenses:
Network operations (including $395 and $367 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	111,825	105,992
Selling, general, and administrative (including $6,317 and $5,425 of equity-based compensation expense, respectively)	64,410	60,217
Depreciation and amortization	47,798	46,353
Total operating expenses	224,033	212,562
Operating income	34,085	21,798
Interest income and other, net	1,537	926
Interest expense	(30,653)	(26,998)
Income (loss) before income taxes	4,969	(4,274)
Income tax (provision) benefit	(879)	299
Net income (loss)	$4,090	$(3,975)

Comprehensive income (loss):
Net income (loss)	$4,090	$(3,975)
Foreign currency translation adjustment	874	56
Comprehensive income (loss)	$4,964	$(3,919)

Net income (loss) per common share:
Basic and diluted net income (loss) per common share	$0.09	$(0.09)

Dividends declared per common share	$0.39	$0.10

Weighted-average common shares - basic	46,145,642	45,411,958

Weighted-average common shares - diluted	46,905,154	45,411,958

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013 AND SEPTEMBER 30, 2012

(IN THOUSANDS)

	Three months Ended September 30, 2013	Three months Ended September 30, 2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$2,122	$(94)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,024	15,610
Amortization of debt discount and premium	1,503	1,519
Equity-based compensation expense (net of amounts capitalized)	2,061	2,530
Gains - dispositions of assets and other, net	(147)	(166)
Changes in assets and liabilities:
Accounts receivable	(1,100)	(2,040)
Prepaid expenses and other current assets	1,926	838
Accounts payable, accrued liabilities and other long-term liabilities	(8,125)	(3,477)
Deferred income taxes	214	672
Deposits and other assets	420	97
Net cash provided by operating activities	14,898	15,489
Cash flows from investing activities:
Purchases of property and equipment	(10,165)	(11,188)
Proceeds from dispositions of assets	40	—
Net cash used in investing activities	(10,125)	(11,188)
Cash flows from financing activities:
Dividends paid	(6,512)	(4,537)
Net proceeds from issuance of senior secured notes	69,882	—
Proceeds from exercises of stock options	237	172
Principal payments of capital lease obligations	(1,885)	(5,670)
Net cash provided by (used in) financing activities	61,722	(10,035)
Effect of exchange rates changes on cash	945	571
Net increase (decrease) in cash and cash equivalents	67,440	(5,163)
Cash and cash equivalents, beginning of period	237,335	237,227
Cash and cash equivalents, end of period	$304,775	$232,064

Supplemental disclosure of non-cash financing activities:
Capital lease obligations incurred	$6,425	$4,218

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND SEPTEMBER 30, 2012

(IN THOUSANDS)

	Nine months Ended September 30, 2013	Nine months Ended September 30, 2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$4,090	$(3,975)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	47,798	46,353
Amortization of debt discount and premium	4,696	4,478
Equity-based compensation expense (net of amounts capitalized)	6,712	5,792
Gains - dispositions of assets and other, net	(24)	(198)
Changes in assets and liabilities:
Accounts receivable	(4,509)	(2,963)
Prepaid expenses and other current assets	(2,767)	(73)
Accounts payable, accrued liabilities and other long-term liabilities	(4,478)	(2,233)
Deferred income taxes	418	1,115
Deposits and other assets	627	(650)
Net cash provided by operating activities	52,563	47,646
Cash flows from investing activities:
Purchases of property and equipment	(38,936)	(34,051)
Proceeds from dispositions of assets	42	120
Net cash used in investing activities	(38,894)	(33,931)
Cash flows from financing activities:
Dividends paid	(18,146)	(4,537)
Net proceeds from issuance of senior secured notes	69,882	—
Purchases of common stock	—	(1,265)
Proceeds from exercises of stock options	974	330
Principal payments of capital lease obligations	(8,930)	(14,433)
Net cash provided by (used in) financing activities	43,780	(19,905)
Effect of exchange rates changes on cash	41	47
Net increase (decrease) in cash and cash equivalents	57,490	(6,143)
Cash and cash equivalents, beginning of period	247,285	238,207
Cash and cash equivalents, end of period	$304,775	$232,064

Supplemental disclosure of non-cash financing activities:
Capital lease obligations incurred	$27,649	$9,953

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S.

Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2012 and our quarterly report on Form 10-Q for the quarter ended September 30, 2013 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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